Consulting Engagement Agreement

Left Right Marketing Technology

Left Right Marketing Technology (LRMK) has agreed to contract Steve Fernlund to provide consulting services relating to the business processes, fulfillment and logistics relating to Hall Communications, CrazyGrazer.com, DS Properties, Stylewise, and DSLV Lawlor Advertising.

Mr. Fernlund will provide recommendations and implementation plans as well as assume primary responsibility for implementation of all developed initiatives agreed by LRMK. These initiatives include but are not limited to:

  Evaluation of Current Logistics Contracts

  Develop Comprehensive Logistical Implementation Plan

  Contract Negotiations with Logistics/Shipping Vendors

This agreement will commence as of December 1, 2003 and conclude on May 31, 2004, unless extended by mutual agreement of both parties. Any additional fees for an agreed extension will be negotiated prior to the extension contract execution.

Fees for this engagement are 20,000 shares of LRMK stock. Shares must be transferred to the account of Mr. Fernlund no later than January 31. Mr. Fernlund will provide account information and transfer details no later than January 15, 2004.

Expenses will be billed as actually accrued on a monthly basis and are due on receipt of our statement. Reasonable travel expenses include full coach fare for US domestic travel, business class fare for international travel, train, taxi, hotel, meals and tips. All international travel will be agreed and approved by LRMK prior to finalizing travel arrangements.

Conditions- the quality of the work is guaranteed. Once accepted, this offer is noncancelable for any reason, and payments are to be made at the times specified. However, you may reschedule, postpone, or delay this project as your business needs may unexpectedly dictate without penalty and without time limit, subject only to mutually agreeable timeframes in the future.

Acceptance

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Steve Fernlund

Date:________________________

For: Left Right Marketing Technology

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Name

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Title

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